SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 15, 2003

SEALY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-8738	36-3284147
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification No.)

Sealy Drive One Office Parkway Trinity, North Carolina 27370

(Address of Principal Executive Offices, including Zip Code)

(336) 861-3500

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

99.1 Press Release dated October 15, 2003.

Item 9.	Regulation FD Disclosure.

The following information is being provided under Item 12 to this current report on Form 8-K. On October 15, 2003, we issued a press release announcing the financial results for the third quarter ended August 31, 2003. The press release is filed as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

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SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on October 15, 2003.

SEALY CORPORATION

Date:October 15, 2003	/s/ KENNETH L. WALKER

By: Kenneth L. Walker Its: CORPORATE VICE PRESIDENT, GENERAL COUNSEL